Exhibit 10.12

LEASE AGREEMENT

DATED: 2/22/07

LANDLORD:	117th Investors, LLC, a
Kansas Limited Liability
Company

TENANT:	ICOP Digital, Inc. a Colorado
corportation

PREMISES:	15028 W. 117th Street
Olathe, Kansas

ICOP Digital Lease

2/16/07

INDUSTRIAL REAL ESTATE LEASE

This following are the Basic Terms of this Lease between the Landlord and Tenant named below. Other Sections and Paragraphs of the Lease referred to in the Basic Terms explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.	Date of Lease:	2/22/07

2.	Landlord:	117th Investors, LLC a Kansas limited liability company

Address of Landlord: 11401 Strang Line Road
Lenexa, KS 66215

3.	Tenant:	ICOP Digital, Inc. a Colorado corporation

Address of Tenant: 15028 W. 117th Street Olathe, Kansas 66062

4.	Leased Premises:	The Premises, or Leased Premises, is located at 15028 W. 117th Street, Olathe Kansas, and consists of approximately 4,600 square feet, in Landlord’s development which is located at W. 117th and Blackbob Road, Olathe, Johnson County, Kansas, as legally described in Exhibit “A” (the “Property”). The Property includes the land, the buildings and all other improvements located on the land, and the common areas described in this Lease.

5.	Lease Term:	Three (3) years and two (2) months beginning May 1, 2007 or such other date as is specified in this Lease, and ending on June 30, 2010.

6.	Permitted Uses:	Tenant may use the Premises for only the following permitted use: Office/Warehouse.

7.	Tenant’s Guarantor:	N/A

8.	Brokers:	Landlord’s Broker: None Tenant’s Broker: Fishman & Company

9.	Commission Payable:	to Landlord’s Broker $ -0-
to Tenant’s Broker: $ 3,714.49

10.	Initial Security Deposit: $3,258.33

11.	Vehicle Parking Spaces Allocated to Tenant: 12 non-preferential

12.	Rent and Other Charges Payable by Tenant:

	a. BASE RENT:	Three Thousand Two Hundred Fifty Eight 33/100 Dollars ($3,258.33) per month, as provided in this Lease.

	b. Other PERIODIC PAYMENTS:	(i) Utilities, (ii) Tenant’s Initial Pro Rata Share of Common Area Expenses 29.8%, (iii) Tenant’s Share of Insurance Premiums and Property Taxes, (iv) Maintenance, Repairs and Alterations, as set out in this Lease.

	c. Estimate of COSTS:	$920.00 monthly (The foregoing is an estimate only)

13.	Exhibits:	The following Exhibits are attached to and made a part of this Lease:

Exhibit A - Legal Description
Exhibit B - Site Plan
Exhibit C - Rules and Regulations
Exhibit D - Tenant Finish

14. Lease of Premises For Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated above and shall begin and end on the dates specified above. The “Commencement Date” shall be the date specified above for the beginning of the Lease Term, unless advanced or delayed under any provisions of this Lease.

15. Delay In Commencement. Landlord’s non-delivery of the Premises to Tenant on the Commencement Date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended equal to the delay in delivery of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within thirty (30) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the thirty (30) -day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant’s right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Premises to Tenant.

ICOP Digital Lease

2/16/07

16. Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease beginning on the Commencement Date.

17. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages, which Landlord incurs from Tenant’s delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Premises shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

18. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without demand, deduction, abatement or off-set except as expressly provided herein. The Base Rent shall be payable at Landlord’s Agent’s address:

117th Investors, LLC

11401 Strang Line Road

Lenexa, KS 66215

or at such other place as Landlord may designate in writing.

19. Security Deposit.

a. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. No interest shall be paid on the Security Deposit.

20. Termination /Advance Payments. Upon termination of this Lease as a result of damage or destruction of the Property or condemnation, as set forth herein, or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises, in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

21. Additional Rent. All other sums and charges required to be paid by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, all payments set forth below entitled “Additional Rent”) constitute additional rent and failure by Tenant to timely pay such other sums or charges may be treated by Landlord as a failure by Tenant to pay Base Rent. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly Installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

22. Property Taxes.

a. Real Property Taxes. Tenant covenants and agrees to pay to Landlord, as additional rent, its proportionate share of all Real Estate Taxes, including any and all present and future general and special assessments and all other taxes and assessments and governmental charges, whether federal, state, county or municipal, levied or assessed against the Leased Premises and the Property (excluding federal and state income taxes).

b. Definition of “Real Property Tax”. “Real Property Tax” means: (I) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

c. Personal Property Taxes. Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property. If any of Tenant’s personal property is taxed with the Property, Tenant shall immediately pay Landlord the taxes for Tenant’s personal property.

23. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all heat, light, power, telephone, water and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

ICOP Digital Lease

2/16/07

24. Insurance Policies.

a. Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be ONE MILLION DOLLARS ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Section shall be primary and non-contributing. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.

b. Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils, which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord may also maintain a rental Income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall not do or permit anything to be done which invalidates any such insurance policies. The costs of said insurance shall be paid pursuant to Section 26.

c. General Insurance Provisions.

i. Any insurance, which Tenant is required to maintain under this Lease, shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

ii. If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

iii. Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-12 or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance, which Tenant deems necessary to protect Landlord and Tenant.

25. Common Areas; Use and Maintenance.

a. Common Areas. As used in this Lease, “Common Areas” shall mean all areas within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. It is agreed that upon written notice Landlord reserves the right, at any time, to change the arrangement, layout and/or size of the Common Area, to make alterations, on or in the Common Area or the parking lots, and/or revise and develop the same, as Landlord shall determine, provided proper access to the Leased Premises is maintained.

b. Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such rules and regulations. At any time, Landlord may close any Common Areas to perform maintenance and repair, in Landlord’s Judgment, are necessary to improve the Property. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

c. Specific Provision Regarding Vehicle Parking. Tenant’s parking shall not be reserved and shall be limited to the number set forth in this Lease, and to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Property. Temporary parking of delivery vehicles in the Property may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking.

d. Maintenance of Common Areas. Landlord shall maintain the Common Areas and operate the Property, in Landlord’s reasonable, discretion, as a multi tenant office commercial property development Tenant shall pay Tenant’s pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. “Common Area Costs” include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker’s compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; fees for required licenses and permits; repairing, resurfacing, repaving, capping, maintaining, painting, lighting, cleaning, refuse removal, snow removal, security and similar items; and a reasonable allowance to Landlord for Landlord’s supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Property for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area Costs. Common Area Costs shall not include depreciation of real property, which forms part of the Common Areas.

ICOP Digital Lease

2/16/07

26. Tenant’s Share and Payment of Common Area Costs, Taxes and Insurance Costs. Tenant shall pay Tenant’s annual pro rata share of all Common Area Costs, Insurance Costs and Real Property Taxes (“Costs”) upon written notice from Landlord that such costs are due and payable. Tenant’s pro rata share of Costs shall be calculated by dividing the square foot area of the Leased Premises, as set forth in this Lease, by the aggregate square foot area of the Property. Tenant’s Initial Pro Rata Share is set out above. Any changes in the Costs during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord’s election, estimate in advance and charge to Tenant all Costs for which Tenant is liable under this Lease. At Landlord’s election, such statements of estimated Costs shall be delivered monthly or quarterly. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Costs paid or incurred by Landlord during the preceding calendar year and Tenant’s pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant’s share of such costs and expenses for such period. Landlord shall maintain books of account, which shall be open to Tenant, so Tenant can determine that the Costs have been paid or calculated in accordance with the requirements of this Lease.

27. Late Charges. If Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to one and one half percent per month of the amount due. Acceptance of such Late Charge by Landlord shall not constitute a waiver of Tenant’s default with respect to any such past due amounts, nor prevent Landlord from exercising any other rights and remedies granted to Landlord under this Lease or at law or in equity. Such Late Charge shall constitute additional rental payable by Tenant under this Lease and is in addition to, and separate from, the Base Rent, and other charges payable under this Lease by Tenant.

28. Interest on Past Due Obligations. In addition to any late charges, any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease.

29. Manner of Use. Tenant shall not cause or permit the Leased Premises to be used in any way, which constitutes a violation of any law, ordinance, or governmental regulation, or order, which annoys or interferes with the rights of tenants of the Property, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Leased Premises and shall promptly take all actions necessary to comply with all presently applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Leased Premises, including the Occupational Safety and Health Act rules (Governmental Rules and Regulations) and any Governmental Rules and Regulations promulgated in the future which apply to this Lease.

30. Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PBCs and similar compounds and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, released, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to, take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property. See Rules and Regulations Exhibit C.

31. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord’s prior written consent. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

32. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability (including costs and expenses of defending against all of the aforesaid) arising (or alleged to arise) arising from: (a) Tenant’s use of the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease, or (e) other acts or omissions of Tenant, Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel selected by Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable.

33. Landlord’s Access. Landlord or its agents may enter the Leased Premises at all reasonable times to show the Leased Premises to potential buyers, investors or tenants or other parties; to inspect and conduct tests in order to monitor Tenant’s use or compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency.

34. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Leased Premises for the full Lease Term, subject to the provisions of this Lease.

ICOP Digital Lease

2/16/07

35. Existing Conditions. Tenant has inspected the Leased Premises and accepts them in their existing condition, on an “as-is” basis. Except as provided herein, see attached Exhibit “D” for improvements to be completed by Landlord prior to occupancy by tenant. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use.

36. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Property, or from other sources or places; or (d) any act or omission of any other tenant of the Property. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

37. Landlord’s Obligations. Subject to the provisions of this Lease, and except for damage caused by any act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Landlord shall not be obligated to make any repairs under this Section until a reasonable time after receipt of a written notice from Tenant of the need for such repairs.

38. Tenant’s Obligations.

a. Tenant shall keep all portions of the Leased Premises (including internal structural, nonstructural, interior, systems and equipment) in good order, condition and repair. If any portion of the Leased Premises or any system or equipment in the Leased Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Leased Premises or system or equipment in the Leased Premises, if the benefit or useful life of such replacement extends beyond the Lease Term, the useful life of such replacement shall be prorated over the remaining portion of the Lease Term, and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor twice a year before the heat is turned on and again before the Air Conditioning is turned on.

b. If Tenant fails to maintain, repair or replace the Leased Premises as required by this Lease, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Leased Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

c. Tenant shall not suffer any mechanics’ or materialmen’s lien to be filed against the Leased Premises or the Property or any part thereof by reason of work, labor, services, or materials performed or furnished to Tenant under the Lease. Should any mechanic’s or materialmen’s lien be filed against the Leased Premises during this Lease for work or materials claimed to have been performed or furnished to Tenant, then said mechanic’s or materialmen’s lien shall be discharged of record by Tenant within ten (10) days after the filing thereof, at Tenant’s expense., In the event of Tenant’s failure to discharge any said lien within the aforesaid period, Landlord, at its option, may remove said lien. Any amount so paid by Landlord, including attorneys’ fees, and all expenses in connection therewith, shall be deemed additional rent payable by Tenant upon demand.

39. Alterations, Additions, and Improvements.

a. Tenant shall not make any alterations, additions, or improvements to the Leased Premises without Landlord’s prior written consent, except non-structural alterations which do not exceed five thousand Dollars ($5,000) and which are not visible from the outside of the building. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, in addition Tenant shall provide Landlord prior to commencement of the work a detailed description and drawings if necessary showing the proposed work for Landlords approval. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

40. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Leased Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear. In addition, Landlord may require Tenant to remove any alterations, additions or improvements which have been installed by Tenant prior to the expiration of the Lease, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Leased Premises or the Property. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent, any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners; fencing or security gates; or other similar building operating equipment and decorations.

ICOP Digital Lease

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41. Damage or Destruction. Partial Damage to Leased Premises.:

a. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Leased Premises. If the Leased Premises is only partially damaged (i.e., less than fifty percent (50%) of the Leased Premises is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in this Lease are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

b. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under this Lease, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease.

c. If the damage to the Leased Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

42. Substantial or Total Destruction. If the Leased Premises is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Leased Premises is greater than partial damage as described above), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Leased Premises can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Leased Premises at Landlord’s own expense, in which case this Lease shall remain in full force and effect Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Leased Premises at Landlord’s sole expense, except that if the destruction was caused by an act of neglect or willful omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

43. Temporary Reduction of Rent. If the Leased Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Leased Premises pursuant to the provisions of this Lease, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Leased Premises is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, Insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Leased Premises.

44. Condemnation. If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”, this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Leased Premises not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Leased Premises.

45. Consent of Landlord. Tenant shall not assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises or sublease any operating department therein without the express written consent of Landlord which shall not be unreasonably withheld for proposed subtenants and or assignee’s that have uses that are consistent with the Tenants use. Any attempt to do any of the foregoing without Landlord’s consent, shall be void and of no effect.

46. Corporate, Partnership or Limited Liability Company Transfer. Any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant, if Tenant is a corporation, or any transfer of this Lease by transfer of any other ownership interest of Tenant, or any Guarantor, outstanding at the time of execution of this instrument (or at any future time) shall constitute an assignment for the purpose of this Lease, and shall not be permitted unless Tenant obtains the express written consent of Landlord. For purposes of this paragraph the term “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

47. Assignment, Pledging. If this Lease be assigned or if the Leased Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Leased Premises or if the Leased Premises be occupied in whole or in part by anyone other than Tenant, (i) Landlord may nevertheless collect rent from the assignee, sublease, mortgagee, pledge, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the net amount collected to the rent payable hereunder, or (ii) Landlord shall have the right to re-enter the Leased Premises, assume and take possession of the whole or any part thereof, and remove all persons or personal property therefrom, by direct or summary action, or in a different type of suit or proceeding, by force, or otherwise, without being deemed guilty of trespass or other actionable wrong by reason thereof, and without being liable for damages therefore or in connection therewith, and after demand made therefor, Tenant or anyone in possession claiming under Tenant shall be deemed guilty of unlawful detainer and subject to such summary or other action as may be provided by law.

48. Event of Assignment or Subletting. If Tenant wishes to assign this Lease or sublet all or any part of the Leased Premises it shall give notice in writing (by certified mail or by personal delivery) of such intention to Landlord, furnishing Landlord with a copy of the proposed assignment or sublease document and with full information as to the identity and financial status of the proposed assignee or subtenant. Thereupon, Landlord shall have, within thirty (30) days of receipt of such notice, or to approve or reject such assignment or subletting by written notice to Tenant.

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49. Related Entities. Notwithstanding anything herein to the contrary, Tenant, without Landlord’s prior written consent but otherwise subject to the conditions set forth in the preceding sentence, (i) may assign this Lease or sublet the whole of the Leased Premises to a legal entity which is either (x) the successor, by merger or otherwise, to all or substantially all of Tenant’s assets and liabilities, or (y) controls or is controlled by or is under common control with Tenant. Any such assignment or subletting shall be otherwise subject to and upon all of the terms, provisions and covenants of this Lease. However the assignment under (x) or (y) above shall not relieve Tenant of liability as to any term or condition of this Lease.

50. Landlord Right to Transfer. Landlord may assign its interest in this Lease during the term hereof, and Landlord shall thereupon be released from all future obligations under this Lease with respect to events occurring or other matters arising after Tenant receives notice of such assignment and assumption.

51. Defaults. Tenant shall be in material default under this Lease:

a. If Tenant abandons the Leased Premises or if Tenant’s vacation of the Leased Premises results in the cancellation of any insurance described herein;

b. If Tenant fails to pay rent or any other charge when due;

c. If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenants failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

d.(i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or if Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or if Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

e. If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

52. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

a. Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default;

b. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;

c. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

53. Tenant’s Bankruptcy.

a. Event of Bankruptcy Defined. An “Event of Bankruptcy” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code or any other bankruptcy code hereinafter enacted (or the conversion to a Chapter 11 or 13 proceeding of a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code).

54. Tenant Property. In the event that Landlord shall have taken possession of the Leased Premises pursuant to the authority hereinafter granted in connection with an Event of Default (as hereinafter defined) or for any other lawful reason, Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Leased Premises and Property (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the county in which the Leased Premises are located or dispose of same in any manner acceptable to Landlord; and in such event, Tenant shall be liable to Landlord

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for costs incurred by Landlord in connection with such removal, storage and/or disposal and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal, storage and/or disposal. Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

55. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act, which affirms the Landlord’s intention to terminate the Lease as provided in this Lease. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

56. Signing of Documents. Landlord shall have the right to subordinate this Lease to any deed of trust or mortgage encumbering the Property. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

57. Estoppel Certificates.

a. Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within thirty (30) days after Landlord’s request.

58. Tenant’s Financial Condition. Within thirty (30) days after written request from Landlord, Tenant shall deliver to Landlord or Landlords lender such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

59. Legal Proceedings. If any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim’ or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

60. Landlord’s Liability; Certain Duties.

a. In addition to any other cure rights provided to Landlord in this Lease, Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord. Landlord shall not be in default under this Lease unless Landlord fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

b. Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Leased Premises and the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease,

61. Severability. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

62. Successors and Assigns. This Lease shall be binding upon and shall accrue to the benefit of Landlord, its successors and assigns.

63. Time of Essence. In all instances where Tenant is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

64. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

65. Consequential Damages; Landlord Liability. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages; and all liability of Landlord for damages for breach of any covenant, duty or

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obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Property, as the same may then be encumbered, existing at the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review, and neither Landlord, nor any managers or members of Landlord, shall be liable for any deficiency. The term “Landlord” shall mean only the owner, for the time being of the Property, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.

66. Entire Agreement; Amendment. This instrument (including all Riders, Exhibits and Guaranty, if any), constitutes me entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

67. Force Majeure. Any prevention, delay, or stoppage due to strikes, lockouts, labor disputes, acts of God, including inclement weather and/or periods of rain or snow or other weather conditions, inability to obtain labor or materials, or reasonable substitutes therefor, governmental restrictions or requirements, governmental regulations, governmental controls, inability to timely obtain governmental approvals, failure of power, riots, insurrection, war or other enemy or hostile government action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay, or stoppage, including the obligations imposed with regard to rental and other charges to be paid by Tenant pursuant to this Lease and the obligation of Landlord to deliver the Leased Premises.

~~68. Guaranty. Located at (hereinafter the “Guarantor”) - Guarantee the obligations of Tenant under this Lease under separate Lease Guaranty, attached hereto as Exhibit “I)”.—If Landlord,-in-its sole—discretion, determines that the creditworthiness or financial-status of Guarantor-falls below a level then acceptable to Landlord; or, a bankruptcy proceeding is filed-by-or-against a Guarantor; or if the Guarantor breaches-the-Qaaganty; or, if die Guarantor dies; then Landlord may at any-time-up an-prior written demand, require Tenant to deliver additional or different security for this Lease, and in the event Tenant-fails to provide-such-additional or different security, then Landlord may upon ten days notice declare the Lease in default and terminate die Lease as herein provided.~~

69. Interpretation. The captions of the paragraphs or sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

70. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, faxed, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

71. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded.

72. Binding Effect; Notice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

73. Corporate Authority Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so.

74. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

75. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

76. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

77. Broker’s Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Brokers named above, if any, as provided in the written agreement between Landlord and Broker, or the sum stated above. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Broker’s listed herein.

78. Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: n/a, who represents Landlord, and Fishman and Company who represents Tenant.

79. Compliance. Tenant, shall faithfully observe in the use or occupancy of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the Environmental Laws and the Americans with Disabilities Act.

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80. No Offer. Neither Landlord not Tenant shall be bond to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed the final document and an original signature document has been received by both parties. The submission of this Lease for examination by Tenant and/or execution thereof by Tenant does not constitute a reservation of or option for the Leased Premises. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR EXHIBIT ATTACHED HERETO OR IN THE BLANK SPACE BELOW.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits which are attached to or incorporated by reference in this Lease.

TENANT:		LANDLORD:

ICOP Digital, Inc. a Colorado Corporation		117th Investors, LLC a Kansas Limited Liability Corporation

/s/ David C. Owen		/s/ Jerry S. Dean
By:	David C. Owen	By:	Jerry S. Dean
Its:	Chairman / CEO	Its:	Member

Date Executed: 2/21/07		Date Executed: 2/22/07

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

LOT 1, EXCEPT THE EAST 50 FEET THEREOF AND EXCEPT THE WEST 10 FEET THEREOF. NORTH OLATHE INDUSTRIAL PARK.

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EXHIBIT B

SITE PLAN

MP
2
PRL
8
CC
2
ARR
1
ARR
1
ARR
6
IMB
13
JV
5
IMB
10
LOT 1
BLACKBOB ROAD
Future Trash Enclosure
JV
7
JV
3
IMB
19
PF
3
IMB
2
EA
29
PF
3
Existing Crabapples
Trees to remain
117TH STREET
MP
2

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EXHIBIT C

RULES AND REGULATIONS

15020-32 W. 117th Street Olathe, KS

1.	No advertisements, pictures, or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition shall include any portable sign or vehicles placed within the parking lot, common areas, or on streets adjacent thereto for the purpose of advertising or display.

2.	Tenant shall not park or store motor vehicles, trailers, or containers outside of the Premises after the conclusion of normal daily business activity except within in approved areas specifically designated by Landlord.

3.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.	All window coverings and window films or coatings installed by Tenant and visible from outside of the Building of which the Premises are a part (“Building”) require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building. Tenant shall install no drapes, curtains, blinds or other window covering without the prior written approval of Landlord.

5.	Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance on, in, or around the Demised Premises unless approved by Landlord. Tenant shall not use, keep, or permit to be used or kept any flammable or combustible materials without required governmental permits and approvals.

6.	Tenant shall comply with all reasonable requirements of the Landlord’s insurance underwriters.

7.	Tenant shall not use, keep, or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin, or other pests. Tenant shall not permit cooking in or about the Premises other than incidental use of microwave ovens and coffee makers.

8.	Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

9.	Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Landlord will furnish Tenant two (2) keys without charge. Additional keys will be furnished at a nominal charge. Landlord shall retain keys to the Premises for emergency access purposes.

10.	Tenant shall park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant shall not unreasonably interfere with traffic flow for the Building and loading and unloading areas of other tenants.

11.	Whether interior or exterior, storage of forklift propane tanks shall be in secure and protected enclosures approved by local fire department and, if exterior shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in area used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels, demising walls, overhead doors, concrete surfaces, building mechanical equipment and all areas of the Premises from forklift truck damage.

12.	Tenant shall not disturb, solicit, or canvas any occupant of the Building and shall cooperate to prevent same.

13.	No person shall go on the roof without Landlord’s permission, except for qualified maintenance and repair personnel performing maintenance on the Building.

14.	No animals, fish, or birds of any kind may be brought into or kept in or about the Premises (with the exception of guide dogs assisting the blind).

15.	Machinery, equipment, and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be reasonably objectionable to Landlord and or other tenants or to cause harm to the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery, which causes objectionable noise and vibration, which cannot be sufficiently mitigated.

16.	No parking or storing of semi trucks or trailers will be permitted in the parking or loading areas of the Building or on streets adjacent thereto.

17.	Tenant shall responsible for the safe storage and removal of all pallets. If pallets are stored within the Premises, storage shall comply with safe practices as described by Factory Mutual.

18.	Tenant is responsible for the safe storage and removal of all trash and refuse into the Landlord provide trash receptacles located at the two trash areas at the rear of the premises. All such trash shall be contained in suitable receptacles. Landlord reserves the right to remove, at Tenant’s expense without further notice, any trash or refuse left elsewhere outside of the Premises or around the Building.

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19.	Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

20.	Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open, and implementing the Factory Mutual “Red Tag Alert” system including weekly visual inspection of all sprinkler system valves on or within the Premises.

21.	Tenant shall refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the Premises for Tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floor, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building.

22.	None of the entries, passages, doors, vestibules or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature place, emptied or thrown into these areas or such areas be used at any time except for access or egress by Tenant, Tenant’s agents, employees or invitees.

23.	The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

24.	No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises or any unreasonable use.

25.	The use of parking shall be subject to such reasonable rules and regulations as the Landlord may promulgate. Tenant agrees that it will not use or permit the use by its employees of the parking and loading dock areas for the overnight storage of automobiles or other vehicles, which would interfere with maintenance, snow removal, traffic flow, emergency vehicles or intended uses of the Building. Landlord shall have the right to tow any vehicles a Tenant fails to move after written notice by the Landlord to such Tenant.

26.	Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry form the Premises regardless of whether such loss occurs when area is locked against entry or not.

It is Landlord’s desire to maintain the Building in the highest standard of dignity and good taste consistent with comfort and convenience for all tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial.

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EXHIBIT E

TENANT FINISH

The rental provided in the Lease includes the construction of tenant improvements on the basis set forth in the plans and specifications attached, or to be attached, hereto in Exhibit “D” (the “Tenant Improvements”) but does not include any increases in the cost of the Tenant Improvements due to changes to the plans and specifications requested by Tenant. In the event the cost of the Tenant Improvements is increased due to a change to the plans and specifications requested by Tenant, Tenant shall pay the excess within thirty (30) days of Tenant’s receipt of Landlord’s notice.

OUTLINE SPECIFICATIONS

These specifications are to establish the scope of work for the new tenant finishes to be located at 117th & Blackbob Olathe, KS.

Section 1 A - Summary of Work

The interior finish improvements and new construction for ICOP Digital new facility located at 15028 W. 117th St.

Section 1 B - General Conditions

Lessors Contractor MDC, Inc. shall provide the following general requirements for the execution and/or completion of the project

1.	Architectural, structural, civil engineering documents and specifications: the engineering documents complete for establishing criteria for design/build contracts on plumbing, HVAC and electrical work.

2.	Domestic water service, telephone and natural gas service, sanitary sewer connection, electric connection charges, if required. All utilities are to access site per the civil design.

3.	Code analysis and code consulting for the design and construction of the project.

4.	Permits and approvals including but not limited to plan check fees, building permits, review fees and inspection fees.

5.	Temporary utilities to include; water, telephone, power and portable toilet facilities. All temporary services will be paid for by the MDC until substantial completion, or temporary use or occupancy by the tenant at which time the tenant becomes responsible and will pay all utilities.

6.	Project management will be provided including office and project site coordination for pre-construction services and construction.

7.	Warranty - the general contractor will remedy any defects due to defective workmanship or materials, which will appear within a period of One year from the date of substantial completion of the work. Other warranties will be covered under other areas of these specifications.

Section 2F - Monument and Miscellaneous Signage

All other signage to be provided by the tenant in the Landlord provided sign box. All signage must be in accordance with the park signage regulations and be submitted for approval by Landlord. The tenant for any additional signage must obtain all city permits and approval.

Section 6A - Rough Carpentry

Rough carpentry shall be provided to include the following:

Wood blocking, mailers, furring and framing with standard construction grade umber required to complete the new construction (fire treated where required by code).

All rough carpentry for finish carpentry requirements and bathroom accessories and bathroom partitions will be provided.

Section 6B - Finish Carpentry

Finish Carpentry will include the following millwork:

Lower cabinets up to 5’ in length and counter top in the breakroom.

Section 7A - Insulation

Insulation in the Office Areas shall” be provided as follows:

Batt insulation in the separation wall between adjacent space. Batt insulation in the furred walls at the precast.

Sound batts at all perimeter walls of the bathrooms.

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Review plans for other specific insulation requirements.

Section 8A - Doors and Frames

Doors and frames shall be provided to include the following:

Man doors in the exterior walls will be 18 gauge frames.

3’ x 7’ hollowcore wood doors in knock down metal frames at office areas. Refer to plans for type of wood door and fire rating requirements.

Install Two (2) 3’ x 4’ upper glass in designated locations on plan.

Section 8B - Hardware

All door hardware will be provided as Sargent Commercial grade or approved equal. All will meet ADA requirements.

Door hardware will include privacy sets, passage sets, closers, hinges, hydraulic closers, and doorstops, as required.

Section 9A - Painting

Painting shall be provided to include the following:

INTERIOR:

All interior office drywall partitions will receive a two-coat paint system. Tenant may select up to two (2) colors.

Two-coat paint system is established as one (1) primer and one (1) finish coat.

Section 9B - Drywall Partitions

Drywall partitions will be provided as follows:

Perimeter/Demising partition will be full height floor to deck and 1-hour fire rated, if required by code.

Section 9C - Flooring

All VCT tile will be equal to Armstrong “Excelon” 12” x 12” floor tile in standard colors.

All rubber base will be equal Roppe 4” base.

All carpeting will be equal to Patcraft “Scholastic” 16oz. Or equal carpet in standard colors. Selections provide

Section 9D - Acoustical Ceiling

Provide standard 2’ x 4’ lay in acoustical ceilings tile manufactured by USG or equal, on a white suspension grid manufactured by Chicago Metalic. All office ceilings to be 9’-0” above finish floor.

Section 9E - Ceramic Tile

If required by code, install 4’ wainscot at wet walls.

All bathrooms will be VGT tile flooring with vinyl base.

Section 10B - Bathroom Accessories

All bathroom accessories will be provided to include; handicap access hardware, grab bars, lavatory mirrors and toilet paper holders.

Section 15B - Heating Ventilation and Air Conditioning (HVAC)

Heating, ventilation, and air conditioning shall be provided to include the following:

OFFICE AREA:

Space temperature shall maintain 75’F @ 95’F outdoor ambient provided by HVAC equipment.

15 CFM of outdoor air per person.

All toilets shall be exhausted per code to the outdoors.

Section 15C - Plumbing

All interior pipe trenches to be backfilled with granular material.

A 1” domestic water service to be provided with domestic service to the space.

ICOP Digital Lease

2/16/07

All waste and vent piping to be Schedule 40 PVC above and below ground. Hot and cold-water piping to be Type M copper above ground and Type L copper below ground. All fixtures to be American Standard, kohler or approved equal. All toilets will be floor-mounted units. All urinals shall be wall hung flush valve type. All lavatories shall be self-rimming vitreous china. Floor drain will be provided in all rest rooms. Hot water heater shall be the electric self-storage type and shall be located to service each restroom.

Restrooms shall be fixtured to meet the governing code requirements based on occupancy and use of space.

Section 16 A - Electric

Electric shall be provided to include the following:

Electrical installation shall be made in accordance with all local and state rules and regulations, laws and ordinances, in accordance with Underwriters Laboratory, National Fire Protection Association, National Electric Code (latest edition), Occupational Safety and Health Act and Local Utility Companies’ rules and regulations.

ELECTRICAL SCOPE OF WORK:

The incoming telephone service to be provided to one common area within the building for distribution to all finish spaces. Responsibility of the telephone service from the common board to the finished space is that of tenant.

All power requirements and control wiring for the mechanical systems based on Division 15B Heating, Ventilation and Air Conditioning.

Office area lighting to maintain 60 to 70 foot candles at four above floor level using standard 2x4 4-lamp parabolic fluorescent grid lay in fixtures.

Place two (2) electrical boxes above ceiling for future cubicles.

Office Electrical Ratios Used:

one duplex outlet for every 6’ of wall, one circuit junction box for every 1,000 SF, one standard 2x4 lighting fixtures for every 80 SF, one exhaust fan per restroom, power for telephone only, one single pole switches for every 300 SF, one duplex receptacle 120 volt 15 amp outlet for every 2,000 SF, lobby lighting, lighting in restrooms, and all distribution.

Power and Wiring of plumbing systems as required to meet Division 15C - Plumbing.

Furnish and install emergency lighting as required to meet the local building code throughout the entire facility.

ICOP Digital Lease

2/16/07

Exhibit D

Tenant Finish Con’t.

ISTING WALL &
OR PER SCHEDULE
< 13 W/ 5/16" STEEL
OM FLANGE
EXISTING BUILDING
16,000 SQ. FT.
SERVER
MENS BATH
WOMS BATH
BREAK ROOM
OFFICE
CONFERENCE ROOM
above
above
3x4
3x4
50'
30'
16'
12'
12'
INSTALL NEW STEEL LINTELS &
ANOD. ALUM. FRAMES PER
SCHEDULE
6'-8"
10'-0" FRAME ELEVATION D
6'-8"
10'-0"
7'-4"
10'-0" FRAME ELEVATION D
7'-4"
13'-4"
160'-0"

ICOP Digital Lease

2/16/07